SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2003

RURAL CELLULAR CORPORATION (Exact name of Registrant as Specified in its Charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-27416	41-1693295

(Commission File Number)	(IRS Employer Identification No.)

3905 Dakota Street S.W., Alexandria, Minnesota	56308

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code	(320) 762-2000

Former Name or Former Address, if Changed Since Last Report

Item 5. Other Events.
SFAS No. 145 effect on Statement of Operations
SFAS No. 145 effect on Footnote Note 3. SFAS No. 142, Licenses and Other Intangible Assets
SFAS No. 145 effect on Footnote 5., SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities
SFAS No. 145 effect on Footnote 12., Quarterly Results of Operations
Item 7. Financial Statements and Exhibits.
SIGNATURES
EX-23 Consent of Deloitte & Touche LLP
EX-99 Independent Auditors' Report

Item 5. Other Events.

Statement of Financial Accounting Standards (SFAS) No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections,was issued in April 2002 and is effective for fiscal years beginning after May 15, 2002. The SFAS No. 145 effective date for Rural Cellular Corporation (“RCC, and “the registrant”), was January 1, 2003. Accordingly the financial statements contained in RCC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed March 24, 2003, did not reflect application of SFAS No. 145.

In connection with a recent private placement of senior notes and in anticipation of filing a registration statement for the exchange of the senior notes, RCC was advised to conform the presentation of previously issued financial statements to the provisions of SFAS No. 145. These newly conformed financial statements are attached to this Form 8-K in Exhibit 99.

The registrant’s consolidated financial statements and related footnotes for the three years ended December 31, 2002 have been conformed to reflect the adoption of SFAS No. 145 by reclassifying the early extinguishment of debt previously reported as extraordinary items to interest expense. Amounts reclassified were $3.3 million and $925,000 in the years ended December 31, 2002 and 2000, respectively. The reclassifications had no effect on net loss applicable to common shares or loss per share as previously reported.

The following tables reflect the financial statement conformity to the provisions of SFAS No. 145.

SFAS No. 145 effect on Statement of Operations

	For the years ended December 31,
(in thousands)	2002		2000

	As Originally	As	As Originally	As
	Reported	Reclassified	Reported	Reclassified

OPERATING INCOME	$135,012	$135,012	$49,286	$49,286
OTHER INCOME (EXPENSE):
Interest expense	(111,159)	(114,478)	(89,839)	(90,764)
Interest and dividend income	562	562	2,249	2,249
Other	66	66	(24)	(24)

Other expense, net	(110,531)	(113,850)	(87,614)	(88,539)

INCOME (LOSS) BEFORE EXTRAORDINARY ITEM AND CUMULATIVE CHANGE IN ACCOUNTING PRINCIPLE	24,481	21,162	(38,328)	(39,253)
EXTRAORDINARY ITEM 0 EARLY EXTINGUISHMENT OF DEBT	(3,319)	—	(925)	—

INCOME (LOSS) BEFORE CUMULATIVE CHANGE IN ACCOUNTING PRINCIPLE	21,162	21,162	(39,253)	(39,253)
CUMULATIVE CHANGE IN ACCOUNTING PRINCIPLE	(417,064)	(417,064)	—	—

NET LOSS	(395,902)	(395,902)	(39,253)	(39,253)
PREFERRED STOCK DIVIDEND	(60,556)	(60,556)	(44,081)	(44,081)

NET LOSS APPLICABLE TO COMMON SHARES	$(456,458)	$(456,458)	$(83,334)	$(83,334)

SFAS No. 145 effect on Footnote Note 3. SFAS No. 142, Licenses and Other Intangible Assets

	(Before extraordinary item and cumulative change in accounting principle
	and including the effect of preferred stock dividends)

(in thousands)	For the years ended December 31,
	2002		2000

	As Originally	As	As Originally	As
	Reported	Reclassified	Reported	Reclassified

Net loss applicable to common shares	$(36,075)	$(39,394)	$(82,409)	$(83,334)

Add back: goodwill amortization	—	—	12,531	12,531
Add back: license amortization	—	—	19,499	19,499

Adjusted net loss applicable to common shares	$(36,075)	$(39,394)	$(50,379)	$(51,304)

Weighted average common shares outstanding, basic and diluted	11,920	11,920	11,510	11,510
Basic and diluted loss per share:
Net loss per basic and diluted share	$(3.02)	$(3.30)	$(7.16)	$(7.24)

Add back: goodwill amortization	—	—	1.09	1.09
Add back: license amortization	—	—	1.69	1.69

Adjusted loss per share (basic and diluted)	$(3.02)	$(3.30)	$(4.38)	$(4.46)

SFAS No. 145 effect on Footnote 5., SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities

For the years ended December 31, 2002
(in thousands)	As				As
	Originally Reported			Reclassified

Prior to SFAS
	Prior to SFAS No.	SFAS No. 133		No. 133	SFAS No. 133
	133 Adjustment	Adjustment	As Reported	Adjustment	Adjustment	As Reported

Net loss applicable to common shares	$96,055	$15,104	$111,159	$99,374	$15,104	$114,478

SFAS No. 145 effect on Footnote 12., Quarterly Results of Operations

	As				As
	Originally Reported				Reclassified

	2002 Quarter Ended				2002 Quarter Ended

	March 31,	June 30,	September 30,	December 31,	March 31,	June 30,	September 30,	December 31,

Revenue:
Service	$74,313	$79,273	$81,828	$79,598	$74,313	$79,273	$81,828	$79,598
Roaming	26,162	33,855	35,400	27,286	26,162	33,855	35,400	27,286
Equipment	3,279	4,564	7,098	5,501	3,279	4,564	7,098	5,501

Total Revenue	$103,754	$117,692	$124,326	$112,385	$103,754	$117,692	$124,326	$112,385
Operating income	$31,425	$38,178	$38,627	$26,782	$31,425	$38,178	$38,627	$26,782
Net income (loss) before extraordinary item and cumulative change in accounting principle	$2,612	$11,303	$10,236	$330	$(707)	$11,303	$10,236	$330
Net income (loss)	$(417,771)	$11,303	$10,236	$330	$(417,771)	$11,303	$10,236	$330
Net loss applicable to common shares	$(432,312)	$(3,629)	$(5,098)	$(15,419)	$(432,312)	$(3,629)	$(5,098)	$(15,419)
Net loss per share applicable to common shares before extraordinary item and cumulative change in accounting principle	$(1.00)	$(0.30)	$(0.43)	$(1.29)	$(1.28)	$(0.30)	$(0.43)	$(1.29)
Net loss per basic and diluted share	$(36.27)	$(0.30)	$(0.43)	$(1.29)	$(36.27)	$(0.30)	$(0.43)	$(1.29)

EXPLANATORY NOTE

The consolidated financial statements for the fiscal year ended December 31, 2000, included herein were audited by Arthur Andersen LLP. After reasonable efforts, we have not been able to obtain the written consent of Arthur Andersen LLP because Arthur Andersen LLP is no longer in the practice of public accountancy. Under these circumstances, Rule 437a under the Securities Act permits us to dispense with the requirement under Section 7 of the Securities Act to file such consent. The absence of such consent may limit recovery by investors on certain claims. In particular, and without limitation, investors will not be able to recover against Arthur Andersen LLP under Section 11(a)(4) of the Securities Act for any untrue statement of material fact contained in our consolidated financial statements for the year ended December 31, 2000 or any omissions to state a material fact required to be stated therein.

Item 7. Financial Statements and Exhibits.

(c)  Exhibits

23	Consent of Deloitte & Touche LLP
99	Independent Auditors’ Report and Financial Statements for Rural Cellular Corporation.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RURAL CELLULAR CORPORATION (Registrant)

Dated: October 3, 2003	/s/ Richard P. Ekstrand Richard P. Ekstrand President and Chief Executive Officer

Dated: October 3, 2003	/s/ Wesley E. Schultz Wesley E. Schultz Executive Vice President and Chief Financial Officer (Principal Financial Officer)

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